UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
____________________

Date of report (Date of earliest event reported): June 4, 2010

Applied DNA Sciences, Inc
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	002-90539 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

25 Health Sciences Drive, Suite 113
Stony Brook, New York 11790
(Address of Principal Executive Offices) (Zip Code)

631-444- 8090
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
Item 2.03  Creation of a Direct Financial Obligation
Item 3.02  Unregistered Sales of Equity Securities

Closing on Private Placement.  On June 4, 2010, we issued and sold a $450,000 principal amount secured promissory note bearing interest at a rate of 10% per annum to an “accredited investor,” as defined in regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The promissory note and accrued but unpaid interest thereon shall automatically convert into shares of our common stock on June 4, 2011 at a conversion price of $0.38866151 per share (the “Automatic Conversion Price”), which is equal to a 20% discount to the average volume, weighted average price of our common stock for the ten trading days prior to issuance, and are convertible into shares of our common stock at the option of the noteholder at any time prior to such automatic conversion at a price equal to the greater of (i) 50% of the average price of our common stock for the ten trading days prior to the date of the notice of conversion and (ii) the Automatic Conversion Price.  In addition, any time prior to conversion, we have the irrevocable right to repay the unpaid principal and accrued but unpaid interest under the promissory note on three days written notice (during which period the holder can elect to convert the promissory note).  The promissory note bears interest at the rate of 10% per annum and is due and payable in full on June 4, 2011.  Until the principal and accrued but unpaid interest under the promissory note is paid in full, or converted into shares of our common stock, the promissory note will be secured by a security interest in all of our assets. Arjent Services LLC, a registered broker dealer firm, (the “Placement Agent”), acted as our placement agent with respect to the private placement of the promissory note to the accredited investor.  In connection with the sale of promissory note to the accredited investor, we paid the Placement Agent commissions and discounts aggregating $67,500.

On the same date, we also issued and sold a $675,000 principal amount secured promissory note bearing interest at a rate of 10% per annum to James A. Hayward, our Chairman, President and Chief Executive Officer.  The promissory note was issued in consideration for the aggregate of $600,000 in loan advances as of March 31, 2010 and an additional $75,000 loan advance made on June 4, 2010 by Dr. Hayward to the Company. The promissory note and accrued but unpaid interest thereon shall automatically convert on the earlier of (a) January 31, 2012 into shares of our common stock at a conversion price of $0.38866151 per share (the “Automatic Conversion Price”), which is equal to a 20% discount to the average volume, weighted average price of our common stock for the ten trading days prior to issuance or (b) the closing of a Qualified Financing into shares of Qualified Financing Securities at a conversion price equal to a 20% discount to the purchase price paid by investors in the Qualified Financing. In addition, the promissory note is convertible into shares of our common stock at the option of the noteholder at any time prior to such automatic conversion at a price equal to the greater of (i) 50% of the average price of our common stock for the ten trading days prior to the date of the notice of conversion and (ii) the Automatic Conversion Price.  In addition, any time prior to conversion, we have the irrevocable right to repay the unpaid principal and accrued but unpaid interest under the promissory note on three days written notice (during which period the holder can elect to convert the promissory note).  The promissory note bears interest at the rate of 10% per annum and is due and payable in full on January 31, 2012.  Until the principal and accrued but unpaid interest under the promissory note is paid in full, or converted into shares of our common stock, the promissory note will be secured by a security interest in all of our assets and the assets of APDN (B.V.I.) Inc., the Company’s wholly-owned subsidiary.

We claim an exemption from the registration requirements of the Securities Act, for the private placement of the promissory notes pursuant to Regulation D of the Securities Act because each of the promissory notes was made in a sale by the issuer not involving a public offering.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1
Form of Subscription Agreement by and among Applied DNA Sciences, Inc. and the investors named on the signature pages thereto, previously filed as an exhibit to our Current Report on Form 8-K on April 20, 2009.

Exhibit 10.2	Form of 10% Secured Convertible Promissory Note of Applied DNA Sciences, Inc., previously filed as an exhibit to our Current Report on Form 8-K on April 20, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
(Registrant)

By: /s/ James A. Hayward
James A. Hayward
Chief Executive Officer

Date: June 8, 2010